NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
February 11, 2021

ANNUAL RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 11, 2021 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and year ended December 31, 2020. Highlights include:

Operating Results:
•Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended			Year Ended
	December 31,			December 31,
	2020		2019	2020		2019
	(in thousands, except per share data)
Revenues	$163,284		$173,376	$660,681		$670,487

Net earnings available to common stockholders	$56,802	(1)	$58,534	$210,859	(1)	$258,183
Net earnings per common share	$0.33	(1)	$0.34	$1.22	(1)	$1.56

FFO available to common stockholders	$107,565		$110,445	$428,236		$446,661
FFO per common share	$0.62		$0.65	$2.49		$2.71

Core FFO available to common stockholders	$109,331		$120,301	$446,681		$455,186
Core FFO per common share	$0.63		$0.70	$2.59		$2.76

AFFO available to common stockholders	$119,764	(2)	$122,205	$431,444	(2)	$462,325
AFFO per common share	$0.69	(2)	$0.71	$2.51	(2)	$2.80
(1) Includes the write-off of $7,034 (or $0.04 per share) and $21,792 (or $0.13 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and year ended December 31, 2020, respectively.
(2) Amounts include the net straight-line accrued rent impact of the rent deferrals (repayments) from the COVID-19 rent deferral lease amendments of ($2,507) and $30,474 for the quarter and year ended December 31, 2020, respectively. Absent such, AFFO per common share results would have been $0.68 and $2.68 for the quarter and year ended December 31, 2020, respectively.
2020 Highlights:
•As of January 31, 2021, NNN had collected approximately 89.7% of rent originally due for the year ended December 31, 2020
•Dividend yield of 5.1% at December 31, 2020
•Annual dividend per common share increased 2.0% to $2.07 marking the 31st consecutive year of annual dividend increases - the third longest record of consecutive annual dividend increases of all public REITs and 99% of all public companies
•Maintained high occupancy levels at 98.5%, with a weighted average remaining lease term of 10.7 years, at December 31, 2020 as compared to 98.4% at September 30, 2020, and 99.0% at December 31, 2019.

2020 Highlights (continued):
•$180.0 million in property investments, including the acquisition of 63 properties with aggregate gross leasable area of approximately 449,000 square feet at an initial cash yield of 6.5%
•Sold 38 properties for $54.5 million, producing $16.2 million of gains on sale, at a cap rate of 6.1%
•Raised $124.3 million in net proceeds from issuance of 3,257,660 common shares
•Raised $395.1 million in net proceeds from the issuance of 2.500% senior unsecured notes due 2030
•Raised $290.5 million in net proceeds from the issuance of 3.100% senior unsecured notes due 2050
•Redeemed $325 million principal amount of 3.800% senior unsecured notes due 2022
•Ended the year with $267.2 million of cash and no amounts drawn on the $900 million bank credit facility
•99.7% of properties are unencumbered with secured mortgage debt
•Total average annual shareholder return of 12% over the past 25 years exceeds industry and general equity averages

Selected Highlights for the quarter ended December 31, 2020:
•As of January 31, 2021, NNN had collected approximately 95.7% of rent originally due for the quarter ended December 31, 2020, and approximately 95.0% of rent originally due in January 2021
•$102.0 million in property investments, including the acquisition of 42 properties with an aggregate gross leasable area of approximately 150,000 square feet at an initial cash yield of 6.2%
•Sold 13 properties with net proceeds of $12.0 million, producing $2.6 million of gains on sales at a cap rate of 7.2%
•Raised $60.1 million in net proceeds from the issuance of 1,501,322 common shares
During the year ended December 31, 2020, NNN entered into rent deferral lease amendments with certain tenants for an aggregate $50,719,000 and $1,410,000 of rent originally due for the year ending December 31, 2020 and 2021, respectively. The rent deferral lease amendments required the deferred rents to be repaid at a later time during the lease term. Approximately $3,259,000 of the deferred rent was repaid in 2020. Deferred rents of $36,794,000, $10,944,000, and $1,132,000 are due to be repaid during the years ended December 31, 2021, 2022 and 2023, respectively.
The company announced 2021 Core FFO guidance of $2.55 to $2.62 per share and estimated 2021 AFFO to be $2.77 to $2.84 per share. The Core FFO guidance equates to net earnings of $1.42 to $1.49 per share, plus $1.13 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, and any charges for impairments. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Jay Whitehurst, Chief Executive Officer, commented: "National Retail Properties posted solid fourth quarter results, with continued high occupancy, strong rent collections and renewed acquisition volume, all bolstered by a fortress-like balance sheet. The value of our consistent, long-term focus was never more apparent than in 2020, as our team of experienced associates addressed the challenges and opportunities of the COVID-19 pandemic and related economic turmoil. This long-term approach to all aspects of our business and our culture positions us well to continue creating shareholder value in the years ahead."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2020, the company owned 3,143 properties in 48 states with a gross leasable area of approximately 32.5 million square feet and with a weighted average remaining lease term of 10.7 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 11, 2021, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, the potential impacts of the COVID-19 pandemic on the company's business operations, financial results and financial position and on the world economy, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital and risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the “Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail

Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)
	Quarter Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Income Statement Summary

Revenues:
Rental income	$162,902	$173,163	$658,793	$669,009
Interest and other income from real estate transactions	382	213	1,888	1,478
	163,284	173,376	660,681	670,487

Operating expenses:
General and administrative	9,247	10,127	38,161	37,651
Real estate	8,059	7,258	28,362	27,656
Depreciation and amortization	49,095	48,102	196,623	188,871
Leasing transaction costs	40	83	76	261
Impairment losses – real estate, net of recoveries	4,380	10,868	37,442	31,992
Retirement severance costs	1,766	—	1,766	—
	72,587	76,438	302,430	286,431
Gain on disposition of real estate	2,601	6,955	16,238	32,463
Earnings from operations	93,298	103,893	374,489	416,519

Other expenses (revenues):
Interest and other income	(73)	(200)	(417)	(3,112)
Interest expense(1)	32,084	30,307	129,431	120,023
Loss on early extinguishment of debt	—	—	16,679	—
	32,011	30,107	145,693	116,911

Net earnings	61,287	73,786	228,796	299,608
Loss (earnings) attributable to noncontrolling interests	—	—	3	(428)

Net earnings attributable to NNN	61,287	73,786	228,799	299,180
Series E preferred stock dividends	—	(911)	—	(13,201)
Series F preferred stock dividends	(4,485)	(4,485)	(17,940)	(17,940)
Excess of redemption value over carrying value of preferred shares redeemed	—	(9,856)	—	(9,856)
Net earnings available to common stockholders	$56,802	$58,534	$210,859	$258,183

Weighted average common shares outstanding:
Basic	173,310	170,763	172,110	164,688
Diluted	173,453	171,175	172,217	165,084

Net earnings per share available to common stockholders:
Basic	$0.33	$0.34	$1.22	$1.56
Diluted	$0.33	$0.34	$1.22	$1.56

(1) Includes $2,291 in connection with the early redemption of 3.80% senior unsecured notes due for 2022 for the year ended December 31, 2020

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)
	Quarter Ended			Year Ended
	December 31,			December 31,
	2020		2019	2020		2019
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$56,802	(1)	$58,534	$210,859	(1)	$258,183
Real estate depreciation and amortization	48,984		47,998	196,173		188,537
Gain on disposition of real estate, net of noncontrolling interests	(2,601)		(6,955)	(16,238)		(32,051)
Impairment losses – depreciable real estate, net of recoveries	4,380		10,868	37,442		31,992
Total FFO adjustments	50,763		51,911	217,377		188,478
FFO available to common stockholders	$107,565		$110,445	$428,236		$446,661

FFO per common share:
Basic	$0.62		$0.65	$2.49		$2.71
Diluted	$0.62		$0.65	$2.49		$2.71

Core Funds From Operations Reconciliation:
Net earnings available to common stockholders	$56,802	(1)	$58,534	$210,859	(1)	$258,183
Total FFO adjustments	50,763		51,911	217,377		188,478
FFO available to common stockholders	107,565		110,445	428,236		446,661

Excess of redemption value over carrying value of preferred share redemption	—		9,856	—		9,856
Retirement severance costs	1,766		—	1,766		—
Gain on sale of equity investments	—		—	—		(1,331)
Loss on early extinguishment of debt	—		—	16,679		—
Total Core FFO adjustments	1,766		9,856	18,445		8,525
Core FFO available to common stockholders	$109,331		$120,301	$446,681		$455,186

Core FFO per common share:
Basic	$0.63		$0.70	$2.60		$2.76
Diluted	$0.63		$0.70	$2.59		$2.76

(1)Includes the write-off of $7,034 (or $0.04 per share) and $21,792 (or $0.13 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and year ended December 31, 2020, respectively.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)
	Quarter Ended			Year Ended
	December 31,			December 31,
	2020		2019	2020		2019
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$56,802	(1)	$58,534	$210,859	(1)	$258,183
Total FFO adjustments	50,763		51,911	217,377		188,478
Total Core FFO adjustments	1,766		9,856	18,445		8,525
Core FFO available to common stockholders	109,331		120,301	446,681		455,186

Straight-line accrued rent, net of reserves	7,437		(631)	(26,027)		(2,333)
Net capital lease rent adjustment	66		94	210		602
Below market rent amortization	(175)		(189)	(887)		(768)
Stock based compensation expense	3,275		2,932	12,855		10,737
Capitalized interest expense	(170)		(302)	(1,388)		(1,099)
Total AFFO adjustments	10,433		1,904	(15,237)		7,139
AFFO available to common stockholders	$119,764	(2)	$122,205	$431,444	(2)	$462,325

AFFO per common share:
Basic	$0.69	(2)	$0.72	$2.51	(2)	$2.81
Diluted	$0.69	(2)	$0.71	$2.51	(2)	$2.80

Other Information:
Rental income from operating leases(3)	$157,408		$167,805	$639,265		$650,112
Earned income from direct financing leases(3)	$160		$174	$647		$798
Percentage rent(3)	$114		$260	$842		$1,310

Real estate expense reimbursement from tenants(3)	$5,220		$4,924	$18,039		$16,789
Real estate expenses	(8,058)		(7,258)	(28,362)		(27,656)
Real estate expenses, net of tenant reimbursements	$(2,838)		$(2,334)	$(10,323)		$(10,867)

Amortization of debt costs	$1,085		$944	$5,009	(4)	$3,731
Scheduled debt principal amortization (excluding maturities)	$153		$145	$596		$567
Non-real estate depreciation expense	$114		$108	$461		$346
(1)Includes the write-off of $7,034 (or $0.04 per share) and $21,792 (or $0.13 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and year ended December 31, 2020, respectively.
(2)Amounts include the net straight-line accrued rent impact of the rent deferrals (repayments) from the COVID-19 rent deferral lease amendments of ($2,507) and $30,474 for the quarter and year ended December 31, 2020, respectively. Absent such, AFFO per common share results would have been $0.68 and $2.68 for the quarter and year ended December 31, 2020, respectively.
(3)The consolidated financial statements for the quarter and year ended December 31, 2020 and 2019 are presented under the accounting standard, ASU 2016-02, "Leases (Topic 842)."  For the quarter and year ended December 31, 2020, the aggregate of such amounts is $162,902 and $658,793, respectively, classified as rental income on the income statement summary. For the quarter and year ended December 31, 2019, the aggregate of such amounts is $173,163 and $669,009, respectively.
(4)Includes $851 in connection with the redemption of the 3.80% senior unsecured notes due 2022 for the year ended December 31, 2020.

2021 Earnings Guidance:
Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.
2021 Guidance
Net earnings per common share excluding any gains on disposition of real estate and impairment charges	$1.42 - $1.49 per share
Real estate depreciation and amortization per share	$1.13 per share
Core FFO per share	$2.55 - $2.62 per share
AFFO per share(1)	$2.77 - $2.84 per share
General and administrative expenses	$42 - $44 Million
Real estate expenses, net of tenant reimbursements	$11 - $13 Million
Acquisition volume	$400 - $500 Million
Disposition volume	$80 - $100 Million
(1) Estimates include the net straight-line accrued rent impact of the rent repayment from the COVID-19 rent deferral lease amendments of $28,375,000 for 2021. Absent such, AFFO per common share guidance would have been $2.61 - $2.68 per share for 2021.

National Retail Properties, Inc. (in thousands) (unaudited)
	December 31, 2020	December 31, 2019
Balance Sheet Summary

Assets:
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	$7,208,661	$7,287,082
Accounted for using the direct financing method	3,994	4,204
Real estate held for sale	5,671	9,953
Cash and cash equivalents	267,236	1,112
Receivables, net of allowance of $835 and $506, respectively	4,338	2,874
Accrued rental income, net of allowance of $6,947 and $1,842, respectively	53,958	28,897
Debt costs, net of accumulated amortization of $17,294 and $15,574, respectively	1,917	2,783
Other assets	92,069	97,962
Total assets	$7,637,844	$7,434,867

Liabilities:
Line of credit payable	$—	$133,600
Mortgages payable, including unamortized premium and net of unamortized debt costs	11,395	12,059
Notes payable, net of unamortized discount and unamortized debt costs	3,209,527	2,842,698
Accrued interest payable	19,401	18,250
Other liabilities	78,217	96,578
Total liabilities	3,318,540	3,103,185

Stockholders’ equity of NNN	4,319,300	4,331,675
Noncontrolling interests	4	7
Total equity	4,319,304	4,331,682

Total liabilities and equity	$7,637,844	$7,434,867

Common shares outstanding	175,233	171,694

Gross leasable area, Property Portfolio (square feet)	32,461	32,460

National Retail Properties, Inc. Debt Summary As of December 31, 2020 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 87.5 bps	2.560%	January 2022

Unsecured notes payable:

2023	350,000	349,327	3.300%	3.388%	April 2023
2024	350,000	349,726	3.900%	3.924%	June 2024
2025	400,000	399,485	4.000%	4.029%	November 2025
2026	350,000	347,532	3.600%	3.733%	December 2026
2027	400,000	398,842	3.500%	3.548%	October 2027
2028	400,000	397,689	4.300%	4.388%	October 2028
2030	400,000	398,805	2.500%	2.536%	April 2030
2048	300,000	295,910	4.800%	4.890%	October 2048
2050	300,000	294,034	3.100%	3.205%	April 2050
Total	3,250,000	3,231,350

Total unsecured debt	$3,250,000	$3,231,350

Debt costs		$(31,140)
Accumulated amortization		9,317
Debt costs, net of accumulated amortization		(21,823)
Notes payable, net of unamortized discount and unamortized debt costs (1)		$3,209,527

(1) Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 10.2 years

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$11,434	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	108
Debt costs, net of accumulated amortization	(39)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$11,395

(1) Includes unamortized premium

National Retail Properties, Inc.
Debt Summary
As of December 31, 2020

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of December 31, 2020, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	December 31, 2020
Maximum leverage ratio	< 0.60	0.38
Minimum fixed charge coverage ratio	> 1.50	3.89
Maximum secured indebtedness ratio	< 0.40	0.001
Unencumbered asset value ratio	> 1.67	2.67
Unencumbered interest ratio	> 1.75	5.07

		December 31, 2020
Unsecured Notes Key Covenants	Required	Notes Due (1)	Notes Due (2)
Limitation on incurrence of total debt	≤ 60%	36.0%	36.0%
Limitation on incurrence of secured debt	≤ 40%	0.1%	0.1%
Debt service coverage ratio	≥ 1.50	4.40	4.40
Maintenance of total unencumbered assets	≥ 150%	278.4%	278.2%

(1) Calculations pursuant to covenants for notes payable due 2023-2028 and 2048
(2) Calculations pursuant to covenants for notes payable due 2030 and 2050

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

				% of Rent Collections Quarter Ended December 31, 2020(1)(3)
		As of December 31,
	Line of Trade	2020(1)	2019(2)
1.	Convenience stores	18.2%	18.2%	99.9%
2.	Restaurants – full service	10.5%	11.1%	86.1%
3.	Automotive service	10.3%	9.6%	99.5%
4.	Restaurants – limited service	9.7%	8.8%	99.9%
5.	Family entertainment centers	5.9%	6.7%	99.3%
6.	Health and fitness	5.3%	5.2%	98.4%
7.	Theaters	4.4%	4.7%	42.4%
8.	Recreational vehicle dealers, parts and accessories	3.5%	3.4%	100.0%
9.	Automotive parts	3.1%	3.1%	99.5%
10.	Equipment rental	2.6%	2.6%	99.8%
11.	Home improvement	2.6%	2.6%	99.4%
12.	Wholesale clubs	2.6%	2.5%	99.7%
13.	Medical service providers	2.2%	2.1%	99.9%
14.	General merchandise	1.7%	1.8%	99.2%
15.	Furniture	1.7%	1.6%	99.4%
16.	Home furnishings	1.6%	1.7%	99.9%
17.	Consumer electronics	1.5%	1.5%	100.0%
18.	Travel plazas	1.5%	1.6%	100.0%
19.	Drug stores	1.5%	1.6%	99.9%
20.	Bank	1.3%	1.3%	100.0%
	Other	8.3%	8.3%	99.4%
	Total	100.0%	100.0%	95.7%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	17.5%	6.	Georgia	4.4%
2.	Florida	8.5%	7.	Indiana	4.2%
3.	Ohio	5.8%	8.	Tennessee	3.7%
4.	Illinois	5.1%	9.	Virginia	3.5%
5.	North Carolina	4.5%	10.	California	3.3%
	(1) Based on the annual base rent of $675,120,000, which is the annualized base rent for all leases in place as of December 31, 2020.
	(2) Based on the annual base rent of $674,338,000, which is the annualized base rent for all leases in place as of December 31, 2019.
	(3) Rent collections received as of January 31, 2021, excluding the repayment of amounts previously deferred according to the rent deferral lease amendments.

National Retail Properties, Inc.
Property Portfolio

Top 20 Tenants

	Tenant	Properties	% of Total (1)
1.	7-Eleven	140	5.1%
2.	Mister Car Wash	115	4.6%
3.	Camping World	47	4.4%
4.	LA Fitness	30	3.8%
5.	Flynn Restaurant Group (Taco Bell/Arby's)	202	3.5%
6.	GPM Investments (Convenience Stores)	151	3.3%
7.	AMC Theatres	19	2.9%
8.	Couche-Tard (Pantry)	82	2.7%
9.	BJ's Wholesale Club	11	2.6%
10.	Sunoco	59	2.2%
11.	Mavis Tire Express Services	120	2.2%
12.	Main Event	18	1.8%
13.	Frisch's Restaurants	74	1.8%
14.	Bob Evans	115	1.7%
15.	Fikes (Convenience Stores)	56	1.6%
16.	Chuck-E-Cheese's	53	1.6%
17.	Best Buy	15	1.5%
18.	Life Time Fitness	3	1.5%
19.	Dave & Buster's	11	1.5%
20.	Pull-A-Part	20	1.3%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2021	3.0%	108	1,120,000	2027	6.3%	172	2,443,000
2022	5.4%	123	1,577,000	2028	4.8%	158	1,185,000
2023	2.8%	114	1,426,000	2029	3.0%	75	1,052,000
2024	3.6%	96	1,481,000	2030	3.6%	105	1,122,000
2025	6.2%	198	2,093,000	2031	8.7%	188	2,861,000
2026	4.7%	186	1,768,000	Thereafter	47.9%	1,570	13,503,000

(1)    Based on the annual base rent of $675,120,000, which is the annualized base rent for all leases in place as of December 31, 2020.
(2)    As of December 31, 2020, the weighted average remaining lease term is 10.7 years.
(3)    Square feet.